EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact—(713) 585-2900
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Chemical Partners LP Announces Third Quarter 2024 Results
•Celebrated 10th anniversary as a publicly traded master limited partnership having grown the quarterly distribution 71% since IPO
•Declared quarterly distribution of $0.4714 per unit; 41st consecutive quarterly distribution
HOUSTON--(BUSINESS WIRE)--Westlake Chemical Partners LP (NYSE: WLKP) (the "Partnership") today reported net income attributable to the Partnership in the third quarter of 2024 of $18.1 million, or $0.51 per limited partner unit, an increase of $4.9 million compared to the third quarter 2023 net income of $13.2 million. Cash flows from operating activities in the third quarter of 2024 were $126.1 million, an increase of $25.2 million compared to third quarter 2023 cash flows from operating activities of $100.9 million, due to higher net income. For the three months ended September 30, 2024, MLP distributable cash flow was $17.9 million, an increase of $4.3 million compared to third quarter 2023 MLP distributable cash flow of $13.6 million. The increase in MLP distributable cash flow and associated trailing twelve-month coverage ratio was due to higher net income in addition to lower maintenance capital expenditures.
Third quarter 2024 net income attributable to the Partnership of $18.1 million increased by $3.7 million compared to second quarter 2024 net income of $14.4 million, primarily due to higher third-party ethylene sales volume with higher margin on these sales. Third quarter 2024 cash flows from operating activities of $126.1 million increased by $4.2 million compared to second quarter 2024 cash flows from operating activities of $121.9 million. Third quarter 2024 MLP distributable cash flow of $17.9 million increased by $0.8 million compared to second quarter 2024 MLP distributable cash flow of $17.1 million, primarily due to the higher net income.
"We are pleased with the Partnership's performance for the third quarter of 2024. During the quarter, third-party ethylene sales prices and margins improved to their highest quarterly average in years, in part due to weather events and production outages at other producers. In an effort to better capture these attractive third-party margins we opportunistically made the decision to defer the planned turnaround at our Petro 1 ethylene unit to the first quarter of 2025 while also shifting third-party sales volumes planned for later in the year into the third quarter. As a result, we were pleased with the improvement in our third quarter distributable cash flow compared to recent quarters," said Jean-Marc Gilson, President and Chief Executive Officer. "Looking ahead to the remainder of 2024, with most of our planned third-party ethylene sales volumes for the year already booked, and as maintenance capital spending increases to support the upcoming Petro 1 turnaround in early 2025, we expect some moderation in our distributable cash flow in the fourth quarter. However, the improved outlook for third-party ethylene margins and continued execution of our ethylene sales contract with Westlake position us well for continued predictable cash flow and distributions to our unitholders, which we have demonstrated since our IPO ten years ago."
On October 30, 2024, the Partnership announced that the Board of Directors of Westlake Chemical Partners GP LLC had approved a quarterly distribution for the third quarter of 2024 of $0.4714 per unit to be payable on November 27, 2024 to unitholders of record as of November 12, 2024, representing the 41st consecutive quarterly distribution to our unitholders. MLP distributable cash flow provided trailing twelve-month coverage of 1.03x the declared distributions for the third quarter of 2024, which was higher than the trailing twelve-month coverage ratio of 0.96x at the end of the second quarter of 2024. Since our IPO in July of 2014 our cumulative coverage ratio is 1.08x.
OpCo's Ethylene Sales Agreement with Westlake is designed to provide for stable and predictable cash flows. The agreement provides that 95% of OpCo's ethylene production is sold to Westlake for a cash margin of $0.10 per pound, net of operating costs, maintenance capital expenditures and reserves for future turnaround expenditures.
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The statements in this release and the related teleconference relating to matters that are not historical facts, such as those with respect to the timing of the anticipated Petro 1 turnaround, results of our turnaround reserves and activities, our future coverage ratio, our outlook for third-party ethylene margins, our expectations regarding feedstock and energy costs, the ability to deliver value, returns, predictable cash flows and distributions to unitholders, the expectation that strong distributions will continue, and the nature of the sales agreement with Westlake, are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to, operating difficulties; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of feedstocks; changes in prevailing economic conditions; actions and commitments of Westlake Corporation; actions of third parties; the timing and results of capital expenditures, including turnaround activities; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; difficulty collecting receivables; inability of our customers to take delivery; fires, explosions or other industrial accidents; our ability to borrow funds and access capital markets; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC in February 2024, and the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which was filed with the SEC in August 2024.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Use of Non-GAAP Financial Measures

This release makes reference to certain "non-GAAP" financial measures, such as MLP distributable cash flow, coverage ratio and EBITDA. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission ("SEC") as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. GAAP, but believe that certain non-GAAP financial measures, such as MLP distributable cash flow, coverage ratio and EBITDA, provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. We define MLP distributable cash flow as distributable cash flow less distributable cash flow attributable to Westlake Corporation's noncontrolling interest in OpCo and distributions attributable to the incentive distribution rights holder. MLP distributable cash flow does not reflect changes in working capital balances. We define EBITDA as net income before interest expense, income taxes, depreciation and amortization. MLP distributable cash flow, coverage ratio and EBITDA are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our operating performance as compared to other publicly traded partnerships, our ability to incur and service debt and fund capital expenditures and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. Reconciliations of MLP distributable cash flow to net income and to net cash provided by operating activities and of EBITDA to net income, income from operations and net cash provided by operating activities can be found in the financial schedules at the end of this press release.

Westlake Chemical Partners LP
Westlake Chemical Partners is a limited partnership formed by Westlake Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, the Partnership owns a 22.8% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP's assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana, and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com.

Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners' third quarter 2024 results will be held Tuesday, November 5th, 2024 at 1:00 PM Eastern Time (12:00 PM Central Time). To access the conference call, please register at: https://register.vevent.com/register/BId643f8e14d904c4dbc8954f14daeb022. A dial-in will be provided upon registration.
The conference call will also be available via webcast at: https://edge.media-server.com/mmc/p/sdd3kqrb and the earnings release can be obtained via the Partnership web page at: https://investors.wlkpartners.com/corporate-profile/default.aspx.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake Corporation ("Westlake")	$215,799	$289,303	$690,535	$771,349
Net co-products, ethylene and other sales—third parties	61,196	32,361	155,301	122,169
Total net sales	276,995	321,664	845,836	893,518
Cost of sales	160,052	228,683	525,481	606,742
Gross profit	116,943	92,981	320,355	286,776
Selling, general and administrative expenses	7,254	6,741	21,936	21,884
Income from operations	109,689	86,240	298,419	264,892
Other income (expense)
Interest expense—Westlake	(6,698)	(6,437)	(19,930)	(19,869)
Other income, net	1,325	1,272	3,916	3,153
Income before income taxes	104,316	81,075	282,405	248,176
Provision for income taxes	216	222	633	607
Net income	104,100	80,853	281,772	247,569
Less: Net income attributable to noncontrolling interest in Westlake Chemical OpCo LP ("OpCo")	85,964	67,647	234,376	207,585
Net income attributable to Westlake Partners	$18,136	$13,206	$47,396	$39,984

Net income per limited partner unit attributable to Westlake Partners (basic and diluted)
Common units	$0.51	$0.37	$1.35	$1.14

Distributions declared per unit	$0.4714	$0.4714	$1.4142	$1.4142

MLP distributable cash flow	$17,879	$13,620	$51,906	$46,156

Distributions declared
Limited partner units—publicly and privately held	$9,954	$9,949	$29,855	$29,841
Limited partner units—Westlake	6,657	6,658	19,971	19,973
Total distributions declared	$16,611	$16,607	$49,826	$49,814
EBITDA	$139,126	$115,738	$386,756	$349,947

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2024	December 31, 2023

	(In thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$60,208	$58,619
Receivable under the Investment Management Agreement—Westlake	109,540	94,444
Accounts receivable, net—Westlake	44,885	49,565
Accounts receivable, net—third parties	22,511	18,701
Inventories	3,751	4,432
Prepaid expenses and other current assets	667	442
Total current assets	241,562	226,203
Property, plant and equipment, net	908,992	943,843
Other assets, net	144,141	146,796
Total assets	$1,294,695	$1,316,842

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$53,291	$56,335
Long-term debt payable to Westlake	399,674	399,674
Other liabilities	3,916	4,583
Total liabilities	456,881	460,592
Common unitholders—publicly and privately held	472,296	473,513
Common unitholder—Westlake	48,020	48,993
General partner—Westlake	(242,572)	(242,572)
Total Westlake Partners partners' capital	277,744	279,934
Noncontrolling interest in OpCo	560,070	576,316
Total equity	837,814	856,250
Total liabilities and equity	$1,294,695	$1,316,842
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WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2024	2023

	(In thousands of dollars)
Cash flows from operating activities
Net income	$281,772	$247,569
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	84,421	81,902
Net loss on disposition and other	2,227	4,352
Other balance sheet changes	(15,888)	10,505
Net cash provided by operating activities	352,532	344,328
Cash flows from investing activities
Additions to property, plant and equipment	(35,497)	(33,979)
Investments with Westlake under the Investment Management Agreement	(15,000)	(164,116)
Maturities of investments with Westlake under the Investment Management Agreement	—	145,000
Net cash used for investing activities	(50,497)	(53,095)
Cash flows from financing activities
Proceeds from debt payable to Westlake	163,000	155,250
Repayment of debt payable to Westlake	(163,000)	(155,250)
Distributions to noncontrolling interest retained in OpCo by Westlake	(250,622)	(240,333)
Distributions to unitholders	(49,824)	(49,813)
Net cash used for financing activities	(300,446)	(290,146)
Net increase in cash and cash equivalents	1,589	1,087
Cash and cash equivalents at beginning of period	58,619	64,782
Cash and cash equivalents at end of period	$60,208	$65,869

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF MLP DISTRIBUTABLE CASH FLOW TO NET INCOME
AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2024	2023	2024	2023

	(In thousands of dollars)
Net cash provided by operating activities	$121,896	$126,071	$100,925	$352,532	$344,328
Changes in operating assets and liabilities and other	(33,870)	(21,971)	(20,072)	(70,760)	(96,759)
Net income	88,026	104,100	80,853	281,772	247,569
Add:
Depreciation, amortization and disposition of property, plant and equipment	29,869	28,528	32,242	86,662	86,340
Less:
Contribution to turnaround reserves	(8,672)	(11,903)	(7,565)	(32,051)	(21,838)
Maintenance capital expenditures	(9,306)	(17,753)	(22,862)	(34,808)	(37,407)
Distributable cash flow attributable to noncontrolling interest in OpCo	(82,782)	(85,093)	(69,048)	(249,669)	(228,508)
MLP distributable cash flow	$17,135	$17,879	$13,620	$51,906	$46,156

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND NET CASH
PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2024	2023	2024	2023

	(In thousands of dollars)
Net cash provided by operating activities	$121,896	$126,071	$100,925	$352,532	$344,328
Changes in operating assets and liabilities and other	(33,870)	(21,971)	(20,072)	(70,760)	(96,759)
Net income	88,026	104,100	80,853	281,772	247,569
Less:
Other income, net	1,257	1,325	1,272	3,916	3,153
Interest expense—Westlake	(6,651)	(6,698)	(6,437)	(19,930)	(19,869)
Provision for income taxes	(207)	(216)	(222)	(633)	(607)
Income from operations	93,627	109,689	86,240	298,419	264,892
Add:
Depreciation and amortization	28,315	28,112	28,226	84,421	81,902
Other income, net	1,257	1,325	1,272	3,916	3,153
EBITDA	$123,199	$139,126	$115,738	$386,756	$349,947